Exhibit 99.4

U.S. Offer to Exchange
(i) Outstanding Class B Shares held by U.S. Persons (“PESA Shares”)
and (ii) Outstanding American Depositary Shares,
each American Depositary Share representing 10 PESA Shares (“PESA ADSs”)

of

PETROBRAS ARGENTINA S.A.
(“Petrobras Argentina”)

for

(i) Common Shares
or (ii) American Depositary Shares (“Pampa ADSs”),
each American Depositary Share representing 25 Common Shares of

PAMPA ENERGÍA S.A.
(“Pampa”)

Pursuant to the Prospectus dated October 7, 2016

THIS U.S. EXCHANGE OFFER CAN BE ACCEPTED BY HOLDERS OF PESA ADSs UNTIL 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 14, 2016, UNLESS THE U.S. EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED.

October 7, 2016

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

Enclosed is a prospectus, dated October 7, 2016 (the “Prospectus”) and the related PESA ADS Letter of Transmittal (the “PESA ADS Letter of Transmittal” and, together with the Prospectus, as amended or supplemented from time to time, the “Offer Documents”) relating to the offer by Pampa, a sociedad anónima organized under the laws of the Republic of Argentina (“Argentina”), to accept the outstanding PESA ADSs (each representing rights to ten PESA Shares) of Petrobras Argentina, a sociedad anónima organized under the laws of Argentina, for the Offer Share Consideration, upon the terms and subject to the conditions set forth in the Prospectus (which, together with any amendments or supplements thereto, collectively constitute the “U.S. Exchange Offer”).  The U.S. Exchange Offer is being made in conjunction and simultaneously with an offer by Pampa in Argentina for all outstanding PESA Shares (but not PESA ADSs) (whether or not held by U.S. Persons) (the “Argentine Offer,” and together with the U.S. Exchange Offer, the “Offers”).  The consideration offered in the Argentine Offer is the same as the Offer Share Consideration in the U.S. Exchange Offer.  Pampa does not intend to amend the Offer Share Consideration and, while the Offers are open, will not purchase or make any arrangements to purchase PESA ADSs, other than pursuant to the Offers.

All terms not otherwise defined herein have the meaning set forth in the Prospectus.  Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold PESA ADSs in your name or in the name of your nominee.

The U.S. Exchange Offer is not conditioned on any minimum number of PESA ADSs being tendered. However, the U.S. Exchange Offer is subject to other Conditions.  See “The Offers—Conditions of the U.S. Offers” in the Prospectus.

For your information, and for forwarding to those clients for which you hold PESA ADSs registered in your name or in the name of your nominee, we are enclosing the following documents:

1.     The Prospectus;

2.     The PESA ADS Letter of Transmittal (to be used for guidance by clients for whose account you hold PESA ADSs registered in your name or in the name of a nominee); and

3.     A printed form of letter that may be sent to clients for whose account you hold PESA ADSs registered in your name or in the name of a nominee, with an Instruction Form attached thereto for obtaining such clients’ instructions with regard to the U.S. Exchange Offer.

The enclosed PESA ADS Letter of Transmittal cannot be used to tender PESA Shares, except insofar as PESA Shares are represented by PESA ADSs, on behalf of clients for whose account you hold PESA ADSs registered in your name or in the name of a nominee.  PESA Shares not represented by PESA ADSs held by U.S. Persons can only be tendered in the U.S. Exchange Offer by following the instructions in the Offer Documents. See Instruction 2 of the Letter of Transmittal.

For any holder of PESA ADSs who (i) is an Argentine Resident Individual or an Argentine Resident Entity for Argentine tax purposes who does not wish its Offer Share Consideration to be subject to Argentine withholding taxes, (ii) will submit a Tax Cost Certificate or (iii) gives the ADS Exchange Agent its consent to instruct the PESA Depositary to cancel the PESA ADSs that are validly tendered but not accepted in the U.S. Exchange Offer, withdraw from the PESA ADS program the PESA Shares underlying such PESA ADSs and deliver such PESA Shares to the Argentine Receiving Agent for tender pursuant to the U.S. Cash Tender Offer (for U.S. holders) or the Argentine cash tender offer (for non-U.S. holders), such holder’s PESA ADSs must be tendered at the individual beneficial owner level, and, for registered holders, an individual PESA ADS Letter of Transmittal must be delivered to the ADS Exchange Agent.  Such holders must also deliver any other documentation required pursuant to the Prospectus and the PESA ADS Letter of Transmittal.

The Tax Cost Certificate must be received by the Information Agent no later than five business days prior to the Expiration Date.

WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

Please note the following:

1.     In order to participate in the U.S. Exchange Offer, holders of PESA ADSs may tender their PESA ADSs through The Bank of New York Mellon, as “ADS Exchange Agent,” in accordance with the instructions set forth in the Offer Documents.  PESA ADSs (whether or not held by U.S. Persons) may only be tendered in the U.S. Exchange Offer.  PESA ADSs may not be tendered in the U.S. Cash Tender Offer or the Argentine cash tender offer.  As an alternative to tendering its PESA ADSs through the ADS Exchange Agent, a PESA ADS holder may also surrender its PESA ADSs to JPMorgan Chase Bank N.A., as PESA depositary (the “PESA Depositary”), withdraw the PESA Shares underlying their PESA ADSs from the PESA ADS program and participate directly in the U.S. Exchange Offer or the Argentine Offer as a holder of PESA Shares, allowing sufficient time to complete all necessary steps and make all required arrangements.  See “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA Shares” in the Prospectus.

2.     After acceptance by Pampa of the PESA ADSs tendered through the ADS Exchange Agent and receipt by ADS Exchange Agent of delivery of the Offer Share Consideration for those PESA ADSs, the ADS Exchange Agent, if you tender your PESA ADSs for Pampa ADSs by means of The Depository Trust Company (“DTC”) book-entry confirmation facilities, will deliver the applicable number of whole Pampa ADSs to DTC, which will further allocate the appropriate number of whole Pampa ADSs to the account of the DTC participant that tendered the PESA ADSs on your behalf. Any fees charged by the Pampa Depositary for the issuance of the Pampa ADSs will be paid by Pampa. If you are a registered holder of PESA ADSs and tender your PESA ADSs for Pampa ADSs to the ADS Exchange Agent by means of a completed and signed PESA ADS Letter of Transmittal, the ADS Exchange Agent will cause the applicable number of whole Pampa ADSs to be registered in your name on the books of the Pampa Depositary in uncertificated form, and the Pampa Depositary will send you confirmation of that registration and the number of Pampa ADSs registered in your name. See “The Offers—Acceptance for Exchange or Payment and Exchange or Payment for PESA Securities.”

3.     U.S. federal income tax backup withholding at a rate of 28% may be required, unless the required taxpayer identification information is provided.  See Instruction 12 of the Letter of Transmittal.

4.     Any holder of PESA ADSs that wishes to tender PESA ADSs through the ADS Exchange Agent must do so no later than the Expiration Time on the Expiration Date or the new Expiration Date, as applicable.  See “The Offers—Procedures for Participating in the U.S. Offers—Holders of PESA ADSs” in the Prospectus.

5.     In order to participate in the U.S. Exchange Offer through the ADS Exchange Agent, the following must be delivered to the ADS Exchange Agent prior to the PESA ADS Expiration Time on the Expiration Date: (a) American depositary receipts evidencing the tendered PESA ADSs and the enclosed PESA ADS Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or (b) in the case of a book-entry transfer through DTC, an Agent’s Message (as defined in the PESA ADS Letter of Transmittal), in each case together with any other documents required by the ADS Exchange Agent and in accordance with the instructions set forth in the PESA ADS Letter of Transmittal.

Pampa will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of PESA ADSs pursuant to the Offer Documents.  In addition, Pampa will not pay any transfer taxes payable on the transfer of PESA ADSs representing PESA Shares to Pampa.  See Instruction 6 to the Letter of Transmittal.  Pampa will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

Any inquiries you may have with respect to the U.S. Exchange Offer and requests for copies of the enclosed materials should be addressed to Georgeson LLC, the Information Agent for the U.S. Exchange Offer, at the addresses and telephone numbers set forth on the back cover page of the Letter of Transmittal.

Very truly yours,

Pampa Energía S.A.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PAMPA, THE ADS EXCHANGE AGENT, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE U.S. EXCHANGE OFFER, OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.